Exhibit 99.1

Contacts:
Patricia Colpitts (Media)	Roger Sachs, CFA (Investors/Analysts)
pcolpitts@dnb.com	sachsr@dnb.com
512.578.8016	973.921.5914

D&B Announces First Quarter 2012 Results; Revises Revenue and Free Cash Flow Full Year Outlook

•	Diluted EPS Before Non-Core Gains and Charges Up 5% From the Prior Year Similar Period; GAAP Diluted EPS Up 32%;

•	Core Revenue Up 1% Both Before and After the Effect of Foreign Exchange;

•	Total Revenue on a GAAP Basis Flat Both Before and After the Effect of Foreign Exchange;

•	Announces the Shut Down of Shanghai Roadway D&B Marketing Services Co. Ltd.

Short Hills, NJ – May 7, 2012 - D&B (NYSE: DNB), the world's leading source of commercial information and insight on businesses, today reported results for the first quarter ended March 31, 2012.

“Our first quarter results were below expectations, due to unexpected weakness in North America and partially offset by strong performance in International. The weakness in North America coupled with the situation in China has necessitated a reduction to our full year revenue and free cash flow guidance. Despite the disappointing top line performance, we are leveraging our flexible business model to ensure we deliver our prior operating margin and EPS commitments. That said, our technology transformation remains on track and once completed, it will become the foundation to drive sustainable top line growth,” stated Sara Mathew, D&B’s Chairman and Chief Executive Officer.

First Quarter 2012 Results

Diluted earnings per share before non-core gains and charges for the quarter ended March 31, 2012 were $1.35, up 5% from $1.29 in the prior year similar period.

On a GAAP basis, diluted earnings per share for the quarter ended March 31, 2012 were $1.32, up 32% from $1.00 in the prior year similar period.

See attached Schedule 3 for a reconciliation of diluted earnings per share before non-core gains and charges to earnings per share on a GAAP basis, as well as the definitions of the non-GAAP financial measures that the Company uses to evaluate the business.

Core revenue for the first quarter of 2012 was $390.1 million, up 1% from the prior year similar period both before and after the effect of foreign exchange. Deferred revenue was $631.0 million, down 2% from the prior year similar period.

Core revenue results for the first quarter of 2012 reflect the following by solution set:

•	Risk Management Solutions revenue of $253.0 million, down 2% both before and after the effect of foreign exchange, as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $107.0 million, up 8% both before and after the effect of foreign exchange, as compared to the prior year similar period; and

•	Internet Solutions revenue of $30.1 million, up 5% both before and after the effect of foreign exchange, as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Total revenue for the first quarter of 2012 was $402.8 million, flat both before and after the effect of foreign exchange from the prior year similar period. Total revenue for the first quarter of 2012 included the results of the domestic portion of our Japanese operations that was divested during the first quarter of 2012. Total revenue for the first quarter of 2011 included the results from Purisma, AllBusiness and a small supply management company in North America, as well as our market research business in China and the domestic portion of our Japanese operations that were recently divested.

Operating income before non-core gains and charges for the first quarter of 2012 was $106.0 million, up 3% from the prior year similar period, primarily due to reengineering savings. On a GAAP basis, operating income was $74.4 million, down 17% from the prior year similar period, primarily due to impairment charges related to the shut down of our Shanghai Roadway D&B Marketing Services Co. Ltd. in China.

See attached Schedule 3 for additional detail.

Net income attributable to D&B before non-core gains and charges for the first quarter of 2012 was $65.2 million, up 1% from the prior year similar period. On a GAAP basis, net income attributable to D&B for the first quarter of 2012 was $63.4 million, up 27% from the prior year similar period.

See attached Schedule 3 for additional detail.

Free cash flow for the first three months of 2012, excluding the impact of legacy tax matters, was $152.0 million, including approximately $9 million related to MaxCV, compared with $118.8 million and $9 million, respectively, in the prior year similar period. The Company defines free cash flow as net cash provided by operating activities less capital expenditures and additions to computer software and other intangibles. On a GAAP basis, net cash provided by operating activities for the first three months of 2012 was $167.3 million, compared with $135.9 million in the prior year similar period.

See attached Schedule 4 for additional detail.

Share Repurchases

During the first quarter of 2012 there were no repurchases under the Company’s discretionary repurchase program and no repurchases made to offset the dilutive effect of shares issued under employee benefit plans.

D&B remains committed to repurchasing between $150 million and $175 million during 2012 under the Company’s discretionary repurchase program, as well as to repurchase shares to offset the dilutive effect of shares issued under our employee benefit plans.

The Company ended the first quarter of 2012 with $117.7 million of cash and cash equivalents and total gross debt of $842.8 million.

First Quarter 2012 Segment Results

As a reminder, during the first quarter of 2011, D&B realigned its geographic reporting segments into the following three classifications: i) North America, ii) Asia Pacific and iii) Europe & Other International Markets.

Simultaneously with the sale of the domestic portion of our Japanese operations to Tokyo Shoko Research, LTD. (“TSR”), our local joint venture partner, D&B entered in commercial agreements to provide TSR with global data for local Japanese customers and we became the exclusive distributor of TSR data to our Worldwide Network partners. While we will continue to manage our businesses through these three geographic segments, as of January 1, 2012, our Asia Pacific partnerships were reclassified out of our Europe and Other International Markets into our Asia Pacific segment (which now primarily consists of our operations in Australia, China, India and Asia Pacific Partnerships).

Schedule 7 depicts the effect this reclassification had on our segments for 2011, that is the basis for which we provide 2012 revenue guidance.

North America

Core revenue for the first quarter of 2012 was $285.5 million, down 1% both before and after the effect of foreign exchange, as compared to the prior year similar period.

North America core revenue results for the first quarter of 2012 reflect the following:

•	Risk Management Solutions revenue of $170.2 million, down 5% both before and after the effect of foreign exchange, as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $86.1 million, up 5% both before and after the effect of foreign exchange, as compared to the prior year similar period; and

•	Internet Solutions revenue of $29.2 million, up 5% both before and after the effect of foreign exchange, as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional details.

Total revenue for the first quarter of 2012 was $285.5 million, down 2% both before and after the effect of foreign exchange, as compared to the prior year similar period. Total revenue for the first quarter of 2011 included the results of AllBusinsess, Purisma and a small supply management company, that were recently divested.

Operating income for the first quarter of 2012 was $102.5 million, down 4% from the prior year similar period, due to lower revenue and increased investment.

Asia Pacific

Core revenue for the first quarter of 2012 was $47.2 million, up 15% before the effect of foreign exchange (up 16% after the effect of foreign exchange), as compared to the prior year similar period.

Asia Pacific core revenue results for the first quarter of 2012 reflect the following:

•	Risk Management Solutions revenue of $35.1 million, up 7% before the effect of foreign exchange (up 9% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $11.9 million, up 44% both before and after the effect of foreign exchange, as compared to the prior year similar period; and

•	Internet Solutions revenue of $0.2 million, down 6% before the effect of foreign exchange (down 14% after the effect of foreign exchange), as compared to the prior year similar period.

Total revenue for the first quarter of 2012 was $59.9 million, up 4% before the effect of foreign exchange (up 7% after the effect of foreign exchange), as compared to the prior year similar period. Total revenue for the first quarter of 2012 included the results of the domestic portion of our Japanese operations that was divested during the first quarter 2012. Total revenue for the first quarter of 2011 included the results from our market research business in China and the domestic portion of our Japanese operations that were recently divested.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income before non-core gains and charges for the first quarter of 2012 was $1.8 million, compared to a $1.8 million loss in the prior year similar period. The increase was primarily due to higher revenue and lower costs as a result of the divestiture of our market research business in China. On a GAAP basis, for the first quarter of 2012 we had an operating loss of $11.1 million, compared to a $1.8 million loss in the prior year similar period, due to impairment charges in the current year related to the shut down of our Shanghai Roadway D&B Marketing Services Co. Ltd. in China.

See attached Schedule 3 for additional detail.

Europe & Other International Markets

Core and total revenue for the first quarter of 2012 was $57.4 million, up 3% before the effect of foreign exchange (up 2% after the effect of foreign exchange), as compared to the prior year similar period.

Europe & Other International Markets core and total revenue results for the first quarter of 2012 reflect the following:

•	Risk Management Solutions revenue of $47.7 million, up 3% before the effect of foreign exchange (up 2% after the effect of foreign exchange), as compared to the prior year similar period;

•	Sales & Marketing Solutions revenue of $9.0 million, up 2% before the effect of foreign exchange (flat after the effect of foreign exchange), as compared to prior year similar period; and

•	Internet Solutions revenue of $0.7 million, up 23% before the effect of foreign exchange (up 21% after the effect of foreign exchange), as compared to the prior year similar period.

See attached Schedules 4, 5 and 6 for additional detail.

Operating income for the first quarter of 2012 was $14.2 million, up 29% from the prior year similar period. The increase was primarily related to increased revenue and the timing of investment activity.

MaxCV

In February 2010, D&B announced a Strategic Technology Investment program aimed at strengthening its leading position in commercial data and improving its current technology platform to meet the emerging needs of customers. We refer to this program as “MaxCV.”

In the first quarter of 2012, the Company incurred $8.4 million of total pre-tax expenses (or $0.13 per diluted share) on MaxCV, which is included in the Non-Core Gains and Charges noted below, and $7.5 million of capital expenditures and additions to computer software and other intangibles related to MaxCV.

For the full year 2012, the Company anticipates spending approximately $60 million on MaxCV.

See attached Schedule 3 for additional detail.

Update on the Investigation Related to China Operations

On March 18, 2012, D&B announced we had temporarily suspended our Shanghai Roadway D&B Marketing Services Co. Ltd. (“Roadway”) operations in China, pending an investigation into allegations that certain data collection practices may have violated local Chinese consumer data privacy laws. In addition, we have been reviewing certain allegations that we may have violated the Foreign Corrupt Practices Act and certain other laws in our China operations. As previously reported, we are cooperating with the local Chinese investigation and have voluntarily reported this matter to the Securities and Exchange Commission and the United States Department of Justice and we are cooperating with both agencies in our investigation.

In connection with the ongoing investigation as well as the time and cost to resolve these issues, we subsequently decided to permanently cease the operations of

Roadway and we have begun the process of shutting down that business. However, we remain committed to our growth strategy in China and will continue to operate our other business-to-business Sales & Marketing and Risk Management businesses in that region.

D&B acquired Roadway’s operations in 2009 and for full year 2011, Roadway generated approximately $22 million in revenue and $2 million of operating income.

Schedule 7 depicts the effect the shut down had on our core revenue for 2011 and the first quarter of 2012, that is the basis for which we provide 2012 revenue guidance.

Non-Core Charges Related to Matter in China

During the first quarter of 2012, we incurred a $12.9 million impairment charge related to the shut down of Shanghai Roadway D&B Marketing Services Co. Ltd.

For the full year 2012, we currently expect to incur non-core charges related to the shut down of Shanghai Roadway D&B Marketing Services Co. Ltd., as well as legal, audit and other professional services associated with the investigations in China, that combined equal approximately $25 million. These charges do not include the above impairment charge or any potential regulatory fees or fines associated with our China operations.

Non-Core Gains and Charges

During the first quarters of 2012 and 2011, the Company recorded:

•

A net pre-tax, non-core charge of $25.5 million (including the $12.9 million impairment charge related to the shut down of Shanghai Roadway D&B Marketing Service Co. Ltd.) in the first quarter of 2012, and a net pre-tax, non-core charge of $17.1 million in the first quarter of 2011; and

•	A net after-tax, non-core charge of $1.8 million in the first quarter of 2012, and a net after-tax, non-core charge of $14.6 million in the first quarter of 2011.

See attached Schedule 3 for additional explanations and details of these charges.

D&B’s restructuring charges may be viewed as recurring as they are part of its Financial Flexibility initiatives. In addition to reporting GAAP results, the Company reports results before restructuring charges and other non-core gains and charges because they do not reflect the Company’s underlying business performance and they may have a disproportionate positive or negative impact on the results of its ongoing business operations. For additional information, see the section titled “Use of Non-GAAP Financial Measures” below.

Full Year 2012 Guidance

D&B today revised its financial guidance for the full year 2012:

•	Core revenue growth of 0% to 3%, before the effect of foreign exchange, compared with original growth of 3% to 5%, before the effect of foreign exchange;

•	Operating income growth of 4% to 7%, before non-core gains and charges;

•	Diluted EPS growth of 8% to 11%, before non-core gains and charges; and

•

Free cash flow of $275 million to $305 million, excluding the impact of legacy tax matters and any regulatory fees and fines associated with our China operations, and including MaxCV, compared with original guidance of Free cash flow of $310 million to $340 million, which excluded the impact of legacy tax matters but included MaxCV.

The impact of MaxCV has been excluded from our operating income and diluted EPS guidance and included in our free cash flow guidance.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B's results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

D&B reports non-GAAP financial measures in this press release and the schedules attached. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – How We Manage Our Business” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2011, filed February 29, 2012 with the SEC, for a discussion of how the Company defines these measures, why it uses them and why it believes they provide useful information to investors. Additionally, these measures are defined in Schedule 3 attached to this press release.

First Quarter 2012 Teleconference

As previously announced, D&B will review its first quarter financial results in a conference call with the investment community on Tuesday, May 8, 2012, at 8 a.m. ET. Live audio as well as a replay of the conference call, will be accessible on D&B's Investor Relations Web site at http://investor.dnb.com.

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About Dun & Bradstreet® (D&B)

Dun & Bradstreet (NYSE:DNB) is the world’s leading source of commercial information and insight on businesses, enabling companies to Decide with Confidence® for 170 years. D&B’s global commercial database contains more than 205 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which provides our customers with quality business information. This quality information is the foundation of our global solutions that customers rely on to make critical business decisions.

D&B provides solution sets that meet a diverse set of customer needs globally. Customers use D&B Risk Management SolutionsTM to mitigate credit and supplier risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; and D&B Internet SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries, over the web. For more information, please visit www.dnb.com.

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “Full Year 2012 Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•

D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third party data providers, strategic third party members in its D&B Worldwide Network, and third parties with whom it has significant outsourcing arrangements.

•

D&B’s ability to implement and derive the benefits of its Strategic Technology Investment program announced in February 2010 and to maintain sufficient investment in our technology infrastructure thereafter.

•	Any consequences of the investigation of our China operations and risks associated with potential violations of the Foreign Corrupt Practices Act.

•	Demand for D&B's products is subject to intense competition, changes in customer preferences and economic conditions which impact customer behavior.

•

D&B’s solutions and brand image are dependent upon the integrity and security of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as our data centers.

•	D&B’s ability to maintain the integrity of its brand and reputation, which it believes are key assets and competitive advantages.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof, or a shift in product mix, may impact its results of operations from period to period.

•

As a result of the macro-economic challenges currently affecting the global economy, D&B’s customers or vendors may experience cash flow problems. This may cause its customers to delay, cancel or significantly decrease their purchases from D&B and impact their ability to pay amounts owed to D&B. In addition, D&B’s vendors may substantially increase their prices without notice. Such behavior may adversely affect D&B’s earnings and cash flow. In addition, if economic conditions in the United States and other key markets deteriorate further or do not show improvement, D&B may experience material adverse impacts to its business, operating results and/or access to credit markets.

•

D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that it must pay to acquire, use, and/or redistribute data. Future laws or regulations with respect to the collection, compilation, use and/or publication of information and adverse publicity or litigation concerning the commercial use of such information, or changes in the rules governing the operation of the Internet could have material adverse effect on D&B’s business and financial results.

•

D&B’s ability to introduce new solutions or services having more breadth and depth of data which allow customers more flexible use of D&B data through web services and third party solutions, in a seamless way and without disruption to existing solutions, such as DNBi.

•

D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•

The continued adherence by third party members of the D&B Worldwide Network, or other third parties who license and sell under the D&B name, to D&B’s quality standards, its brand and communication standards and to the terms and conditions of its commercial services arrangements.

•	D&B's future success requires that it attract and retain qualified personnel, including members of its sales force and technology teams, in regions throughout the world.

•

The profitability of our segments outside of North America depends on our ability to identify and execute on various initiatives, such as the continued implementation of subscription plan pricing, such as DNBi, and successfully managing our D&B Worldwide Network, and our ability to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost, or the adoption of new laws or regulations governing the collection, compilation, use and/or publication of information, particularly in emerging markets.

•

D&B’s ability to successfully implement its growth strategy requires that it successfully reduce its expense base through its Financial Flexibility initiatives, and reallocate certain of the expense-base reductions into initiatives that produce desired revenue growth.

•

D&B is involved in various legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B's cash flow and profitability. See the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase shares in accordance with applicable securities laws.

•

D&B’s projection for free cash flow is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises and the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company's filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B's operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company's filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Copies of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC's Web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and except as otherwise required by federal securities laws does not undertake any obligation to update any forward-looking statement.

The Dun & Bradstreet Corporation	Schedule 1
Consolidated Statement of Operations (unaudited) - GAAP Results

	Quarter Ended		AFX	Effects of Foreign	BFX
	March 31,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2012	2011	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)
Revenue:
North America	$285.5	$288.5	(1%)	0%	(1%)

Asia Pacific	47.2	40.6	16%	1%	15%
Europe and Other International Markets	57.4	56.3	2%	(1%)	3%

International	104.6	96.9	8%	0%	8%

Core Revenue	$390.1	$385.4	1%	0%	1%

Divested Business (1)	12.7	18.2	(30%)	4%	(34%)

Total Revenue	$402.8	$403.6	0%	0%	0%

Operating Income (Loss):

North America	$102.5	$106.9	(4%)

Asia Pacific (2)	(11.1)	(1.8)	N/M
Europe and Other International Markets	14.2	11.0	29%

International	3.1	9.2	(66%)
Corporate and Other (3)	(31.2)	(26.8)	(16%)

Total Operating Income	74.4	89.3	(17%)

Interest Income	0.1	0.4	(66%)
Interest Expense	(9.1)	(9.2)	1%
Other Income (Expense) - Net (4)	6.6	(3.3)	N/M

Non-Operating Income (Expense) - Net	(2.4)	(12.1)	80%

Income Before Provision for Income Taxes	72.0	77.2	(7%)

Less: Provision for Income Taxes	8.3	29.1	72%
Equity in Net Income (Loss) of Affiliates	0.4	0.2	61%

Net Income	64.1	48.3	33%
Less: Net (Income) Loss Attributable to the Noncontrolling Interest (5)	(0.7)	1.6	N/M

Net Income Attributable to D&B (6)	63.4	49.9	27%

Less: Allocation to Participating Securities	0.0	(0.1)	57%

Net Income Attributable to D&B Common Shareholders	63.4	49.8	27%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.33	$1.00	33%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (7)	$1.32	$1.00	32%

Weighted Average Number of Shares Outstanding:
Basic	47.7	49.5	4%

Diluted	48.1	50.0	4%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 2
Consolidated Statement of Operations (unaudited) - Before Non-Core Gains and Charges

				Effects of
	Quarter Ended		AFX	Foreign	BFX
	March 31,		% Change	Exchange	% Change
Dollar amounts in millions, except per share data	2012	2011	Fav (Unfav)	Fav (Unfav)	Fav (Unfav)
Revenue:
North America	$285.5	$288.5	(1%)	0%	(1%)

Asia Pacific	47.2	40.6	16%	1%	15%
Europe and Other International Markets	57.4	56.3	2%	(1%)	3%

International	104.6	96.9	8%	0%	8%

Core Revenue	$390.1	$385.4	1%	0%	1%

Divested Business (1)	12.7	18.2	(30%)	4%	(34%)

Total Revenue	$402.8	$403.6	0%	0%	0%

Operating Income (Loss):
North America	$102.5	$106.9	(4%)

Asia Pacific (2)	1.8	(1.8)	N/M
Europe and Other International Markets	14.2	11.0	29%

International	16.0	9.2	74%

Corporate and Other (3)	(12.5)	(12.7)	1%

Total Operating Income	106.0	103.4	3%

Interest Income	0.1	0.4	(66%)
Interest Expense	(9.1)	(9.2)	1%
Other Income (Expense) - Net (4)	0.5	(0.3)	N/M

Non-Operating Income (Expense) - Net	(8.5)	(9.1)	7%

Income Before Provision for Income Taxes	97.5	94.3	3%

Less: Provision for Income Taxes	32.1	31.6	(2%)
Equity in Net Income (Loss) of Affiliates	0.4	0.2	61%

Net Income	65.8	62.9	5%

Less: Net (Income) Loss Attributable to the Noncontrolling Interest (5)	(0.6)	1.6	N/M

Net Income Attributable to D&B (6)	65.2	64.5	1%

Less: Allocation to Participating Securities	0.0	(0.1)	64%

Net Income Attributable to D&B Common Shareholders	65.2	64.4	1%

Basic Earnings Per Share of Common Stock Attributable to D&B Common Shareholders	$1.37	$1.30	5%

Diluted Earnings Per Share of Common Stock Attributable to D&B Common Shareholders (7)	$1.35	$1.29	5%

Weighted Average Number of Shares Outstanding:
Basic	47.7	49.5	4%

Diluted	48.1	50.0	4%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(1)	The following table reconciles Divested Business included in Schedule 1 and Schedule 2:

	Quarter Ended March 31,
Amounts in millions	2012	2011
Divested Business:
Purisma	$—	$0.7
All Business	—	1.1
Small Supply Management Company in North America	—	0.9
Domestic Portion of Japan Operations	12.7	12.3
Market Research Business in China	—	3.2

Total Divested Business	$12.7	$18.2

(2)	The following table reconciles Asia Pacific Operating Income included in Schedule 1 and Schedule 2:

	Quarter Ended
	March 31,

Amounts in millions	2012	2011
Asia Pacific Operating Income - GAAP Results (Schedule 1)	$(11.1)	$(1.8)
Impairments Related to Matters in China	(12.9)	—

Asia Pacific Operating Income - Before Non-Core Gains and Charges (Schedule 2)	$1.8	$(1.8)

(3)	The following table reconciles Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended
	March 31,
Amounts in millions	2012	2011
Corporate and Other - GAAP Results (Schedule 1)	$(31.2)	$(26.8)
Restructuring Charges	(9.1)	(4.2)
Strategic Technology Investment	(8.4)	(9.9)
Legal fees Associated with Matters in China	(1.2)	—

Corporate and Other - Before Non-Core Gains and Charges (Schedule 2)	$(12.5)	$(12.7)

(4)	The following table reconciles Other Income (Expense)-Net included in Schedule 1 and Schedule 2:

	Quarter Ended
	March 31,
Amounts in millions	2012	2011
Other Income (Expense)-Net - GAAP Results (Schedule 1)	$6.6	$(3.3)
Effect of Legacy Tax Matters	0.1	0.2
Gain (Loss) on Sale of Businesses	6.0	—
Gain (Loss) on Investment	—	(3.2)

Other Income (Expense)-Net - Before Non-Core Gains and Charges (Schedule 2)	$0.5	$(0.3)

	Quarter Ended
	March 31,
Amounts in millions	2012	2011
Total Pre-Tax Impacts:
Restructuring Charges	$(9.1)	$(4.2)
Strategic Technology Investment	(8.4)	(9.9)
Legal fees Associated with Matters in China	(1.2)	—
Impairments Related to Matters in China	(12.9)	—
Effect of Legacy Tax Matters	0.1	0.2
Gain (Loss) on Sale of Businesses	6.0	—
Gain (Loss) on Investment	—	(3.2)

Total Pre-Tax Impacts	$(25.5)	$(17.1)

(5)	The following table reconciles Net Income (Loss) Attributable to the Noncontrolling Interest Schedule 1 and Schedule 2:

	Quarter Ended
	March 31,
Amounts in millions	2012	2011
Net Income (Loss) Attributable to the Noncontrolling Interest - GAAP Results (Schedule 1)	$(0.7)	$1.6
Minority Share of Gain on Sale of Business	(0.9)	—
Impairments Related to Matters in China	0.8	—

Net Income (Loss) Attributable to the Noncontrolling Interest - Before Non-Core Gains and Charges (Schedule 2)	$(0.6)	$1.6

The Dun & Bradstreet Corporation	Schedule 3
Notes to Schedules 1 and 2 (unaudited) and Definitions of Non-GAAP Measures

(6)	The following table reconciles Net Income Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended
	March 31,
Amounts in millions	2012	2011
Net Income Attributable to D&B - GAAP Results (Schedule 1)	$63.4	$49.9
Restructuring Charges	(5.7)	(2.7)
Strategic Technology Investment	(6.1)	(8.0)
Legal fees Associated with Matters in China	(0.7)	—
Impairments Related to Matters in China	(12.1)	—
Gain (Loss) on Investment	—	(3.9)
Gain (Loss) on Sale of Businesses	8.8	—
Minority Share of Gain on Sale of Business	(0.9)	—
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	14.9	—

After-Tax Impact	(1.8)	(14.6)

Net Income Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$65.2	$64.5

(7)	The following table reconciles Diluted Earnings Per Share Attributable to D&B included in Schedule 1 and Schedule 2:

	Quarter Ended
	March 31,
	2012	2011
Diluted EPS Attributable to D&B - GAAP Results (Schedule 1)	$1.32	$1.00
Restructuring Charges	(0.12)	(0.05)
Strategic Technology Investment	(0.13)	(0.16)
Legal fees Associated with Matters in China	(0.01)	—
Impairments Related to Matters in China	(0.24)	—
Gain (Loss) on Investment	—	(0.08)
Minority Share of Gain on Sale of Business	(0.02)	—
Gain (Loss) on Sale of Businesses	0.18	—
Tax Benefit on a Loss on the Tax Basis of a Legal Entity	0.31	—

Diluted EPS Attributable to D&B - Before Non-Core Gains and Charges (Schedule 2)	$1.35	$1.29

N/M - Not Meaningful

The following defines the non-GAAP measures used to evaluate performance:

*	Total revenue excluding the revenue of divested businesses is referred to as “core revenue.” Core revenue includes the revenue from acquired businesses from the date of acquisition

*	Core revenue growth, excluding the effects of foreign exchange, is referred to as “core revenue growth before the effects of foreign exchange.” We also separately, from time to time, analyze core revenue growth before the effects of foreign exchange among two components, “organic core revenue growth” and “core revenue growth from acquisitions”

*	Results (such as operating income, operating income growth, operating margin, net income, tax rate and diluted earnings per share) exclude Restructuring Charges (whether recurring or non-recurring) and certain other items that we consider do not reflect our underlying business performance. We refer to these Restructuring Charges and other items as “non-core gains and (charges)”

*	Net cash provided by operating activities minus capital expenditures and additions to computer software and other intangibles is referred to as “free cash flow”

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

	Quarter Ended			Effects of
	March 31,		AFX	Foreign	BFX
			% Change	Exchange	% Change
Amounts in millions	2012	2011	Fav/(Unfav)	Fav/(Unfav)	Fav/(Unfav)
Geographic and Customer Solution Set Revenue:
North America:
Risk Management Solutions	$170.2	$178.7	(5)%	0%	(5)%
Sales & Marketing Solutions	86.1	81.8	5%	0%	5%
Internet Solutions	29.2	28.0	5%	0%	5%

Subtotal Core Revenue	285.5	288.5	(1)%	0%	(1)%
Divested Business [1]	—	2.7	(100)%	0%	(100)%

Total North America Revenue	285.5	291.2	(2)%	0%	(2)%
Asia Pacific:
Risk Management Solutions	$35.1	$32.2	9%	2%	7%
Sales & Marketing Solutions	11.9	8.2	44%	0%	44%
Internet Solutions	0.2	0.2	(14)%	(8)%	(6)%

Subtotal Core Revenue	47.2	40.6	16%	1%	15%
Divested Business [1]	12.7	15.5	(18)%	4%	(22)%

Total Asia Pacific Revenue	59.9	56.1	7%	3%	4%

Europe and Other International Markets:
Risk Management Solutions	$47.7	$46.7	2%	(1)%	3%
Sales & Marketing Solutions	9.0	9.0	0%	(2)%	2%
Internet Solutions	0.7	0.6	21%	(2)%	23%

Subtotal Core Revenue	57.4	56.3	2%	(1)%	3%
Divested Business [1]	—	—	0%	0%	0%

Total Europe and Other International Markets Revenue	57.4	56.3	2%	(1)%	3%

International
Risk Management Solutions	$82.8	$78.9	5%	0%	5%
Sales & Marketing Solutions	20.9	17.2	21%	(1)%	22%
Internet Solutions	0.9	0.8	11%	(4)%	15%

Subtotal Core Revenue	104.6	96.9	8%	0%	8%
Divested Business [1]	12.7	15.5	(18)%	4%	(22)%

Total International Revenue	117.3	112.4	4%	0%	4%

Total Corporation:
Risk Management Solutions	$253.0	$257.6	(2)%	0%	(2)%
Sales & Marketing Solutions	107.0	99.0	8%	0%	8%
Internet Solutions	30.1	28.8	5%	0%	5%

Subtotal Core Revenue	390.1	385.4	1%	0%	1%
Divested Business [1]	12.7	18.2	(30)%	4%	(34)%

Total Corporation Revenue	402.8	403.6	0%	0%	0%

Operating Costs:
Operating Expenses	$144.6	$137.2	(5)%
Selling and Administrative Expenses	154.5	153.5	(1)%
Depreciation and Amortization	20.2	19.4	(4)%
Restructuring Expense	9.1	4.2	N/M

Total Operating Costs [2]	$328.4	$314.3	(5)%

Capital Expenditures [3]	$0.5	$1.3	61%

Additions to Computer Software & Other Intangibles [3]	$14.8	$8.2	(81)%

	Quarter Ended
Amounts in millions	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011

Net Debt Position:
Cash and Cash Equivalents	$117.7	$84.4	$89.5	$83.1	$83.6
Short-Term Debt	(1.0)	(1.1)	(188.6)	(160.9)	(2.1)
Long-Term Debt	(841.8)	(963.9)	(704.6)	(700.6)	(888.6)

Net Debt	$(725.1)	$(880.6)	$(803.7)	$(778.4)	$(807.1)

The Dun & Bradstreet Corporation	Schedule 4
Supplemental GAAP Financial Data (unaudited)

	Year-To-Date
			% Change
Amounts in millions	Mar 31, 2012	Mar 31, 2011	Fav/(Unfav)

Free Cash Flow:
Net Cash Provided By Operating Activities (GAAP Results)	$167.3	$135.9	23%
Less:
Capital Expenditures (GAAP Results) [3]	0.5	1.3	61%
Additions to Computer Software & Other Intangibles (GAAP Results) [3]	14.8	8.2	(81)%

Free Cash Flow	$152.0	$126.4	20%
Legacy Tax Matters (Refund) Payment	—	(7.6)	N/M

Free Cash Flow Excluding Legacy Tax Matters	$152.0	$118.8	28%

	Year-To-Date
			% Change
Amounts in millions	Mar 31, 2012	Mar 31, 2011	Fav/(Unfav)

Net Cash Provided By Operating Activities excluding Legacy Tax Matters:
Net Cash Provided By Operating Activities (GAAP Results)	$167.3	$135.9	23%
Legacy Tax Matters (Refund) Payment	—	(7.6)	N/M

Net Cash Provided By Operating Activities Excluding Legacy Tax Matters	$167.3	$128.3	30%

Notes:

		Quarter Ended
		March 31,
		2012	2011
1	Divested Business:
	North America:
	Risk Management Solutions	$0.0	$0.9
	Sales & Marketing Solutions	0.0	0.7
	Internet Solutions	0.0	1.1

	Total Divested Business	$0.0	$2.7

	Asia Pacific:
	Risk Management Solutions	$8.7	$8.0
	Sales & Marketing Solutions	4.0	7.5
	Internet Solutions	0.0	0.0

	Total Divested Business	$12.7	$15.5

	Europe and Other International Markets:
	Risk Management Solutions	$0.0	$0.0
	Sales & Marketing Solutions	0.0	0.0
	Internet Solutions	0.0	0.0

	Total Divested Business	$0.0	$0.0

	Total Corporation:
	Risk Management Solutions	$8.7	$8.9
	Sales & Marketing Solutions	4.0	8.2
	Internet Solutions	0.0	1.1

	Total Divested Business	$12.7	$18.2

2	Strategic Technology Investment:
	Operating Expenses	$9.6	$8.0
	Selling and Administrative Expenses	(1.6)	1.3
	Depreciation and Amortization	0.4	0.6

	Total Operating Costs	$8.4	$9.9

3	Strategic Technology Investment:
	Capital Expenditures	$0.0	$0.7
	Additions to Computer Software & Other Intangibles	$7.5	$2.7

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 5
GAAP Revenue Reconciliation and Detail (unaudited)

	Quarter Ended March 31, 2012 vs. 2011
				Traditional/VAPs as a
	AFX	Effects of Foreign Exchange	BFX	% of Total Customer Solution Sets/Core
	% Change		% Change	2012		2011
	Fav/ (Unfav)		Fav/ (Unfav)	% Product Line/Core		% Product Line/Core
Revenue:
North America:
Risk Management Solutions:
Traditional	(3)%	0%	(3)%	72%	43%	70%	44%
VAPs	(11)%	0%	(11)%	20%	12%	22%	13%
Supply Management Solutions	(7)%	0%	(7)%	8%	5%	8%	5%
Total Risk Management Solutions	(5)%	0%	(5)%		60%		62%
Sales & Marketing Solutions:
Traditional	(6)%	0%	(6)%	26%	8%	29%	8%
VAPs	10%	0%	10%	74%	22%	71%	20%
Total Sales & Marketing Solutions	5%	0%	5%		30%		28%
Internet Solutions	5%	0%	5%		10%		10%
Core Revenue	(1)%	0%	(1)%
Divested Business	(100)%	0%	(100)%
Total North America	(2)%	0%	(2)%

Asia Pacific:
Risk Management Solutions:
Traditional	14%	2%	12%	91%	68%	87%	70%
VAPs	(20)%	1%	(21)%	9%	7%	13%	10%
Supply Management Solutions	0%	0%	0%	0%	0%	0%	0%
Total Risk Management Solutions	9%	2%	7%		75%		80%
Sales & Marketing Solutions:
Traditional	33%	(1)%	34%	81%	20%	88%	18%
VAPs	N/M	N/M	N/M	19%	5%	12%	2%
Total Sales & Marketing Solutions	44%	0%	44%		25%		20%
Internet Solutions	(14)%	(8)%	(6)%		0%		0%
Core Revenue	16%	1%	15%
Divested Business	(18)%	4%	(22)%
Total Asia Pacific	7%	3%	4%

Europe and Other International Markets:
Risk Management Solutions:
Traditional	(2)%	(1)%	(1)%	79%	66%	82%	68%
VAPs	18%	(1)%	19%	19%	16%	16%	14%
Supply Management Solutions	65%	(6)%	71%	2%	1%	2%	1%
Total Risk Management Solutions	2%	(1)%	3%		83%		83%
Sales & Marketing Solutions:
Traditional	(4)%	(1)%	(3)%	63%	10%	67%	11%
VAPs	9%	(1)%	10%	37%	6%	33%	5%
Total Sales & Marketing Solutions	0%	(2)%	2%		16%		16%
Internet Solutions	21%	(2)%	23%		1%		1%
Core Revenue	2%	(1)%	3%
Divested Business	0%	0%	0%
Total Europe and Other International Markets	2%	(1)%	3%

International:
Risk Management Solutions:
Traditional	5%	0%	5%	84%	66%	84%	69%
VAPs	5%	0%	5%	15%	12%	15%	12%
Supply Management Solutions	65%	(6)%	71%	1%	1%	1%	0%
Total Risk Management Solutions	5%	0%	5%		79%		81%
Sales & Marketing Solutions:
Traditional	17%	0%	17%	73%	15%	77%	14%
VAPs	37%	0%	37%	27%	5%	23%	4%
Total Sales & Marketing Solutions	21%	(1)%	22%		20%		18%
Internet Solutions	11%	(4)%	15%		1%		1%
Core Revenue	8%	0%	8%
Divested Business	(18)%	4%	(22)%
Total International	4%	0%	4%

Total Corporation:
Risk Management Solutions:
Traditional	0%	0%	0%	76%	49%	75%	50%
VAPs	(8)%	0%	(8)%	19%	12%	20%	13%
Supply Management Solutions	(4)%	0%	(4)%	5%	4%	5%	4%
Total Risk Management Solutions	(2)%	0%	(2)%		65%		67%
Sales & Marketing Solutions:
Traditional	2%	(1)%	3%	35%	9%	37%	10%
VAPs	11%	0%	11%	65%	18%	63%	16%
Total Sales & Marketing Solutions	8%	0%	8%		27%		26%
Internet Solutions	5%	0%	5%		8%		7%
Core Revenue	1%	0%	1%
Divested Business	(30)%	4%	(34)%
Total Revenue	0%	0%	0%

AFX - After Effects of Foreign Exchange

BFX - Before Effects of Foreign Exchange

N/M - Not Meaningful

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 6

	Quarter Ended
% of Core Product Line	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009
North America Risk Management Solutions
Subscription [1]	73%	66%	69%	72%	72%	67%	69%	72%	72%	69%
Non-Subscription [1]	27%	34%	31%	28%	28%	33%	31%	28%	28%	31%
North America Risk Management Solutions
DNBi [2]	63%	57%	59%	61%	60%	57%	59%	60%	59%	54%
Non-DNBi [2]	37%	43%	41%	39%	40%	43%	41%	40%	41%	46%

Notes:

1	We define Subscription and Non-Subscription revenue as follows:

•

Subscription revenue represents contracts that allow customers unlimited use within predefined ranges, subject to certain conditions. In these instances, we recognize revenue ratably over the term of the contract, which is generally one year.

•	Non-Subscription revenue represents all other revenue streams.

2	We define DNBi and Non-DNBi revenue as follows:

•

DNBi, is our interactive, customizable online application that offers our customers real time access to our most complete and up-to-date global DUNSRight information, comprehensive monitoring and portfolio analysis.

•	Non-DNBi revenue represents all other revenue streams.

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.

The Dun & Bradstreet Corporation	Schedule 7
Effect of Divested Businesses on Total Revenue

Amounts in Millions

	Quarter Ended March 31, 2011				Quarter Ended June 30, 2011				Quarter Ended September 30, 2011				Quarter Ended December 31, 2011				Full Year Ended December 31, 2011
	Total Revenue	Segment Change	Divested and Shut- Down Businesses*	Core Revenue	Total Revenue	Segment Change	Divested and Shut- Down Businesses*	Core Revenue	Total Revenue	Segment Change	Divested and Shut- Down Businesses*	Core Revenue	Total Revenue	Segment Change	Divested and Shut- Down Businesses*	Core Revenue	Total Revenue	Segment Change	Divested and Shut- Down Businesses*	Core Revenue
North America:
Risk Management Solutions	179.6	—	0.9	178.7	177.8	—	0.2	177.6	183.5	—	—	183.5	189.9	—	—	189.9	730.8	—	1.1	729.7
Sales & Marketing Solutions	82.5	—	0.7	81.8	80.7	—	1.0	79.7	92.9	—	1.4	91.5	139.9	—	0.6	139.3	396.0	—	3.7	392.3
Internet Solutions	29.1	—	1.1	28.0	29.8	—	1.1	28.7	30.6	—	0.9	29.7	30.5	—	0.8	29.7	120.0	—	3.9	116.1

Total North America	291.2	—	2.7	288.5	288.3	—	2.3	286.0	307.0	—	2.3	304.7	360.3	—	1.4	358.9	1,246.8	—	8.7	1,238.1
Asia Pacific:
Risk Management Solutions	37.2	3.0	8.0	32.2	44.0	2.1	9.2	36.9	47.2	1.8	10.1	38.9	45.9	2.0	10.1	37.8	174.3	8.9	37.4	145.8
Sales & Marketing Solutions	15.7	—	11.6	4.1	22.3	—	17.1	5.2	20.3	—	16.2	4.1	25.8	—	19.8	6.0	84.1	—	64.7	19.4
Internet Solutions	0.2	—	—	0.2	0.3	—	—	0.3	0.2	—	—	0.2	0.3	—	0.1	0.2	1.0	—	0.1	0.9

Total Asia Pacific	53.1	3.0	19.6	36.5	66.6	2.1	26.3	42.4	67.7	1.8	26.3	43.2	72.0	2.0	30.0	44.0	259.4	8.9	102.2	166.1
Europe and Other International Markets:
Risk Management Solutions	49.7	(3.0)	—	46.7	52.6	(2.1)	—	50.5	52.4	(1.8)	—	50.6	54.5	(2.0)	—	52.5	209.2	(8.9)	—	200.3
Sales & Marketing Solutions	9.0	—	—	9.0	8.8	—	—	8.8	11.6	—	—	11.6	11.4	—	—	11.4	40.8	—	—	40.8
Internet Solutions	0.6	—	—	0.6	0.5	—	—	0.5	0.7	—	—	0.7	0.5	—	—	0.5	2.3	—	—	2.3

Total Europe and Other International Markets	59.3	(3.0)	—	56.3	61.9	(2.1)	—	59.8	64.7	(1.8)	—	62.9	66.4	(2.0)	—	64.4	252.3	(8.9)	—	243.4
Total International:
Risk Management Solutions	86.9	—	8.0	78.9	96.6	—	9.2	87.4	99.6	—	10.1	89.5	100.4	—	10.1	90.3	383.5	—	37.4	346.1
Sales & Marketing Solutions	24.7	—	11.6	13.1	31.1	—	17.1	14.0	31.9	—	16.2	15.7	37.2	—	19.8	17.4	124.9	—	64.7	60.2
Internet Solutions	0.8	—	—	0.8	0.8	—	—	0.8	0.9	—	—	0.9	0.8	—	0.1	0.7	3.3	—	0.1	3.2

Total International	112.4	—	19.6	92.8	128.5	—	26.3	102.2	132.4	—	26.3	106.1	138.4	—	30.0	108.4	511.7	—	102.2	409.5
Total Corporation:
Risk Management Solutions	266.5	—	8.9	257.6	274.4	—	9.4	265.0	283.1	—	10.1	273.0	290.3	—	10.1	280.2	1,114.3	—	38.5	1,075.8
Sales & Marketing Solutions	107.2	—	12.3	94.9	111.8	—	18.1	93.7	124.8	—	17.6	107.2	177.1	—	20.4	156.7	520.9	—	68.4	452.5
Internet Solutions	29.9	—	1.1	28.8	30.6	—	1.1	29.5	31.5	—	0.9	30.6	31.3	—	0.9	30.4	123.3	—	4.0	119.3

Total Corporation Revenue	403.6	—	22.3	381.3	416.8	—	28.6	388.2	439.4	—	28.6	410.8	498.7	—	31.4	467.3	1,758.5	—	110.9	1,647.6

* Divested Businesses Reflected in our Guidance in February:
North America
- Purisma			0.7				1.0				1.4				0.6				3.7
- Small supply management consulting business			0.9				0.2				—				—				1.1
Asia Pacific
- Market research business in China which consisted of			3.2				3.4				4.7				4.7				16.0
two joint ventures
- Domestic portion of our Japan operations			12.3				17.2				15.9				18.8				64.2

Divested Revenue Reflected in our Guidance in February			17.1				21.8				22.0				24.1				85.0

* Revised Divested and Shut-Down Businesses Revenue for Revised Guidance:
North America
- AllBusiness			1.1				1.1				0.9				0.8				3.9
Asia Pacific
- Roadway China			4.1				5.7				5.7				6.5				22.0

Total Revised Divested and Shut-Down Businesses Revenue			22.3				28.6				28.6				31.4				110.9

The Dun & Bradstreet Corporation	Schedule 7
Effect of Divested Businesses on Total Revenue

Amounts in Millions

	Quarter Ended March 31, 2012
	Total Revenue	Segment Change	Divested and Shut-Down Businesses*	Core Revenue
North America:
Risk Management Solutions	170.3	—	—	170.3
Sales & Marketing Solutions	86.1	—	—	86.1
Internet Solutions	29.1	—	—	29.1

Total North America	285.5	—	—	285.5
Asia Pacific:
Risk Management Solutions	43.8	—	8.7	35.1
Sales & Marketing Solutions	15.9	—	9.4	6.5
Internet Solutions	0.2	—	—	0.2

Total Asia Pacific	59.9	—	18.1	41.8
Europe and Other International Markets:
Risk Management Solutions	47.7	—	—	47.7
Sales & Marketing Solutions	9.0	—	—	9.0
Internet Solutions	0.7	—	—	0.7

Total Europe and Other International Markets	57.4	—	—	57.4
Total International:
Risk Management Solutions	91.5	—	8.7	82.8
Sales & Marketing Solutions	24.9	—	9.4	15.5
Internet Solutions	0.9	—	—	0.9

Total International	117.3	—	18.1	99.2
Total Corporation:
Risk Management Solutions	261.8	—	8.7	253.1
Sales & Marketing Solutions	111.0	—	9.4	101.6
Internet Solutions	30.0	—	—	30.0

Total Corporation Revenue	402.8	—	18.1	384.7

* Revised Divested and Shut-Down Businesses Revenue for Revised Guidance
Asia Pacific
- Domestic portion of our Japan operations			12.7
- Roadway China			5.4

Total Revised Divested and Shut-Down Businesses Revenue			18.1

This financial information should be read in conjunction with the consolidated financial statements and related notes of The Dun & Bradstreet Corporation contained in filings with the Securities and Exchange Commission.